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                                                                    EXHIBIT 99.1


BLACK MOUNTAIN GAS COMPANY                                                 PROXY
6021 E. CAVE CREEK ROAD, P.O. BOX 427, CAVE CREEK, AZ 85327

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            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


     The undersigned appoints Louis W. Menk, Thomas E. LeNeau and each of them, as proxies, each with the power of substitution, and authorizes them to represent and vote, as designated on the reverse side hereof, all shares of Common Stock of Black Mountain Gas Company held by the undersigned on __________, 1998, at the Special Meeting of Shareholders to be held on
___________, 1998, and at any adjournment or postponement of the meeting. In their discretion, the proxies are authorized to vote such shares upon such other business as may properly come before the Special Meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED PROPOSAL.

                               (continued and to be SIGNED on the reverse side.)

_______________________________________________________________________________

Please mark boxes X in blue or black ink. This Board of Directors recommends a vote FOR the proposal listed below.


 1.   Approval of the merger with      / /  FOR  / /  AGAINST   / /  ABSTAIN
      Northern States Power
      Company, including the
      appointment of the
      Shareholder Designee as
      provided in the Proxy            Please sign exactly as name appears at
      Statement of Black Mountain      left. When shares are held by joint
      Gas Company, Prospectus of       tenants, both should sign. When signing
      Northern States Power Company    as an attorney, executor, administrator,
      dated __________, 1998.          trustee or guardian, please give full
                                       title as such. If a corporation, please
                                       sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       Date_____________________________, 1998
                                       Signature______________________________
                                       Signature if held jointly______________

(Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.)